Exhibit 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS;

PLANS TO CHANGE NAME TO FG FINANCIAL GROUP, INC.

Company Formally Names Larry Swets, Jr. Chief Executive Officer

St. Petersburg, FL – November 16, 2020 – 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) (the “Company”), a holding company which is implementing business plans to operate as a diversified holding company of reinsurance and investment management businesses, today announced the filing of its financial results for its third fiscal quarter ended September 30, 2020 on Form 10-Q, which can be found at the SEC’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

The company will hold its annual meeting on December 14, 2020, the details of which can be found in the annual proxy statement filed with the Securities and Exchange Commission on October 30, 2020. Among the ballot items to be voted on at the annual meeting is the intended name change of the company to FG Financial Group, Inc. to better reflect the Company’s diversified holding company strategy. Upon approval of the name change, the company expects to change the ticker of its common stock on the NASDAQ market to “FGF”, while the series A preferred shares, also traded on the NASDAQ market, will trade with the ticker “FGFPP”.

Select Q3 2020 Financial Results

Net loss attributable to common shareholders was $9.9 million for the quarter, or $1.69 per diluted share. General and administrative expenses in the quarter were $1.9 million. Major non-operating items contributing to the net loss included:

●	Non-cash losses associated with the change in fair value of the Company’s investment in the common stock of FedNat Holding Company (Nasdaq: FNHC) (“FedNat”) of $5.8 million.
●	Realized losses of $2.1 million associated with the sale of 330,231 FNHC shares pursuant to a Share Repurchase and Cooperation Agreement transaction entered into with Hale Partnership Capital Management, LLC, which yielded an increase of treasury shares of 1,130,512, or $5.2 million.

As of September 30, 2020, key balance sheet items included:

●	Cash and cash equivalents of $15.2 million.
●	Equity securities, consisting of 1,442,871 shares of common stock of FedNat, with a cost basis of $20.8 million. As of September 30, 2020, the equity securities were valued at $9.1 million, compared with $19.6 million as of June 30, 2020, as the share price declined during the period and the company reduced its holdings.
●	Limited liability investments totaling $9.3 million, which primarily consists of $4.0 million to sponsor the launch of FG Special Situations Fund, LP through Fundamental Global Asset Management (“FGAM”), and $4.6 million invested in FGI Metrolina Property Income Fund, LP (“Metrolina”).
●	Book value per common share of approximately $3.81.

1347 Property Insurance Holdings, Inc.

November 16, 2020

Appointment of Larry Swets, Jr. as Chief Executive Officer

●	The Company has appointed the Interim Chief Executive Officer of the Company, Larry G. Swets Jr., to serve as the Company’s Chief Executive Officer, effective November 10, 2020. Mr. Swets, who has served as a director of the Company since November 2013 and previously served as the Company’s Chairman from March 2017 to May 2018, had been appointed to serve as the Company’s Interim Chief Executive Officer in June 2020.

Other Information

●	As of November 11, 2020, the value of the Company’s investment in FedNat common stock was $9.3 million, resulting in a pre-tax, unrealized holding gain, of $0.2 million for the period beginning October 1 and ending November 11, 2020.
●	On September 14, 2020 and September 28, 2020 the Company invested $2 million and $3 million, respectively into its joint venture, FGAM, to capitalize FG Special Situations Fund Advisor, LLC (“Advisor”), a Delaware limited liability company formed on September 2, 2020, and to sponsor the launch of FG Special Situations Fund, LP (the “Fund”), a Delaware limited partnership formed on September 2, 2020. The Fund’s investment will be used by FG New America Investors, LLC (the “Sponsor”) as part of a total of $8.6 million of risk capital used to launch FG New America Acquisition Corp (NYSE: FGNA), a newly formed special purpose acquisition company which consummated its initial public offering on October 2, 2020.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is implementing business plans to operate as a diversified insurance, reinsurance and investment management holding company and is incorporated in Delaware. The Company endeavors to make opportunistic and value-oriented investments in insurance, reinsurance and related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. The Company also provides investment management services to unaffiliated companies.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “endeavor,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result”, “change” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s expectations as to its financial results and the Company’s future business plans and initiatives are forward-looking in nature.

1347 Property Insurance Holdings, Inc.

November 16, 2020

We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. You should be aware that many of the risks listed below were, and are expected to continue to be, exacerbated by the COVID-19 pandemic. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our limited business operations since the closing of the sale of all of the issued and outstanding equity of three of the Company’s wholly-owned insurance subsidiaries to FedNat Holding Company (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to change our name and effect the required approvals to change our name; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, risks associated with the Company’s investments and joint ventures; potential loss of value of investments; the risk of becoming or being deemed an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; and risks of our inability to continue to satisfy the continued listing standards of the Nasdaq following completion of the Asset Sale.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

The Equity Group Inc.

Jeremy Hellman, CFA

Vice President

(212) 836-9626 / jhellman@equityny.com

1347 Property Insurance Holdings, Inc.

November 16, 2020

1347 PROPERTY INSURANCE HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss

($ in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue:
Net investment income (loss)	$(7,715)	$523	$(16,992)	$1,257
Other income	25	–	79	–
Total revenue	(7,690)	523	(16,913)	1,257

Expenses:
General and administrative expenses	1,900	595	4,210	2,236
Total expenses	1,900	595	4,210	2,236

Loss from continuing operations before income tax benefit	(9,590)	(72)	(21,123)	(979)
Income tax benefit	–	(12)	(665)	(162)
Net loss from continuing operations	(9,590)	(60)	(20,458)	(817)
Net loss from discontinued operations, net of income taxes	–	(3,475)	–	(7,152)
Net loss	$(9,590)	$(3,535)	$(20,458)	$(7,969)

Dividends declared on Series A Preferred Shares	350	350	1,050	1,050
Loss attributable to common shareholders	$(9,940)	$(3,885)	$(21,508)	$(9,019)

Basic and diluted loss per common share:
Continuing operations	$(1.69)	$(0.07)	$(3.58)	$(0.31)
Discontinued operations	–	(0.58)	–	(1.19)
Loss per share attributable to common shareholders	$(1.69)	$(0.65)	$(3.58)	$(1.50)

Weighted average common shares outstanding:
Basic and diluted	5,893,125	6,015,753	6,009,267	6,013,771

Consolidated Statement of Comprehensive Loss

Net loss	$(9,590)	$(3,535)	$(20,458)	$(7,969)
Unrealized gains on investments available for sale, net of income taxes	–	(92)	–	1,783
Comprehensive loss	$(9,590)	$(3,627)	$(20,458)	$(6,186)

1347 Property Insurance Holdings, Inc.

November 16, 2020

1347 PROPERTY INSURANCE HOLDINGS, INC.

Consolidated Balance Sheets

($ in thousands, except share and per share data)

	September 30, 2020 (unaudited)	December 31, 2019
ASSETS
Equity securities, at fair value (cost basis of $20,751 and $25,500, respectively)	$9,119	$29,487
Limited liability investments (including $4,013 and $0 held by the Company’s consolidated VIE)	9,268	4,005
Cash and cash equivalents (including $50 and $0 held by the Company’s consolidated VIE)	15,233	28,509
Current income taxes recoverable	1,824	1,265
Other receivables and assets (including $937 and $0 held by the Company’s consolidated VIE)	1,512	188
Total assets	$36,956	$63,454

LIABILITIES
Accounts payable	$480	$400
Deferred tax liability, net	–	106
Other liabilities	82	33
Total liabilities	$562	$539

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized, 700,000 shares issued and outstanding as of both periods	$17,500	$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,238,875 and 6,217,307 shares issued as of September 30, 2020 and December 31, 2019, respectively, and 4,957,364 and 6,065,948 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	46,917	46,754
Accumulated deficit	(21,844)	(336)
	42,579	63,924
Less: treasury stock at cost; 1,281,511 and 151,359 shares as of September 30, 2020 and December 31, 2019, respectively	(6,185)	(1,009)
Total shareholders’ equity	36,394	62,915
Total liabilities and shareholders’ equity	$36,956	$63,454

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